SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2003

FISHER SCIENTIFIC INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-10920	02-0451017
(Commission File No.)	(IRS Employer Identification No.)

One Liberty Lane, Hampton, New Hampshire	03842
(Address of principal executive offices)	(Zip Code)

(603) 926-5911
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS.
ITEM 7. EXHIBITS.
SIGNATURE
1ST AMENDMENT TO A/R CREDIT AGREEMENT

ITEM 5. OTHER EVENTS.

     On December 3, 2003 Fisher Scientific International Inc. (the “Company” or “Fisher”) entered into the First Amendment to Amended and Restated Credit Agreement among Fisher, Fisher Scientific Company L.L.C., the lenders party thereto, JP Morgan Chase Bank, as resigning administrative agent, and Deutsche Bank AG, as successor administrative agent, to provide for, among other things, an increase in the revolving credit from $175 million to $190 million and to replace JP Morgan Chase Bank as administrative agent with Deutsche Bank AG.

ITEM 7. EXHIBITS.

(c) Exhibits.

Exhibit 99.1	First Amendment to Amended and Restated Credit Agreement dated December 3, 2003, among Fisher Scientific International Inc., Fisher Scientific Company L.L.C., the lenders party thereto, JP Morgan Chase Bank, as resigning administrative agent, and Deutsche Bank AG, as successor administrative agent.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fisher Scientific International Inc.

Date: December 8, 2003	By:

		Name:	Todd M. DuChene
		Title:	Vice President, General Counsel and Secretary